SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 August 11, 2000
                Date of Report (Date of earliest event reported)


                             MOTO GUZZI CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                   000-22813                     13-3853272
       --------                   ---------                     ----------
(State of Organization)   (Commission File Number)  (IRS Employer Identification
                                                               Number)



                                 299 PARK AVENUE
                                   16th Floor
                               NEW YORK, NY 10171
         (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (212) 644-4441
              (Registrant's telephone number, including area code)



                                 445 Park Avenue
                               New York, NY 10022
          (Former Name or Former Address, if Changed Since Last Report)

          Item 5. Other Events

          Preliminary Share Sale and Purchase Agreement and Special Meeting of Stockholders


On April 14, 2000, we entered into a Preliminary Share Sale and Purchase Agreement (the "Share Purchase Agreement") with Aprilia S.p.a. ("Aprilia") providing for the sale to Aprilia of our four operating subsidiaries: (i) Motto Guzzi, S.p.A., (ii) MGI Motorcycle GmbH, (iii) Moto Guzzi North America Inc., and (iv) Moto Guzzi France S.a.r.l. (the "Subsidiaries") for Lit. 71.5 billion (approximately $35.2 million) plus or minus the amount by which the subsidiaries' net worth at April 30, 2000 is more or less than its net worth at December 31, 1999, subject to the approval of the holders of a majority of our outstanding Class A common stock.


On August 3, 2000 we and Aprilia entered into a Side Letter dated August 2, 2000 which supplements and amends the Share Purchase Agreement and provides among other things as follows:

          o that the net worth of our subsidiaries at April 30, 2000 is minus Lit. 6,000,000, that the difference between the net worth of our subsidiaries as shown in the Interim Financial Statements dated
          December 31, 1999 and the Management Date Financial Statements dated April 30, 2000 is plus Lit. 7,993,000,000, and that in accordance with article 3.6 of the Share Purchase Agreement Aprilia shall pay into the Escrow Account Lit. 7,993,000,000;

          o that with respect to costs to be incurred in connection with the recall of certain batches of motorcycles to replace certain of their components if, at completion of the recall campaigns, the cost sustain less any reimbursement received from insurance companies and Moto Guzzi suppliers is lower than Lit. 1,824,000,000, then the difference between the cost sustained and Lit. 1.824.000.000 will be paid by Aprilia to us;

          o that the amount of shareholders' loans at the Management was Lit. 2,074,000,000, which amounts shall be paid to us at the closing date in accordance with article 3.4.2 (iv) of the Share Purchase Agreement;

          o with respect to the Escrow Agreement, at the closing date the Escrow Amount shall be reduced to Lit 9,375,000,000 and the amount of the first tranche of the Escrow Fund indicated in article 5.1 (a) of the Escrow Agreement is Lit. 7,000,000,000;

          o as soon as practicable after the Closing Date and before December 31st, 2000 we and Aprilia will discuss in good faith the possibility of an early release to us of the first tranche of the Escrow Amount, net of the amount of any claims agreed to at that time;

          o immediately after the Closing Date Aprilia will cause Moto Guzzi SpA to fully co-operate in our efforts to obtain tax amnesties and tax clearance certificates from the fiscal authorities, our expense, and should such certificates be obtained we and Aprilia will immediately discuss in good faith an early release of a substantial part of the second tranche of the Escrow Amount;

          o that we and Aprilia would use all efforts to cause the closing of the sale of the Subsidiaries to occur on or before August 31st, 2000, and in any case the closing shall take place before September 15, 2000, thereby modifying the original August 31st deadline for the closing.

On July 22,  2000 our  Proxy  Statement  dated  July 20,  2000  relating  to the proposed sale of our operating subsidiaries and the change of our name was mailed to all of our Class A stockholders of record as of July 18, 2000, the record date for the special meeting of stockholders to consider such proposals. On August 11, 2000 at 10:00 a.m. New York time, at 200 Park Avenue, New York, New York, the offices of Clifford Chance Rogers & Wells LLP, we called the special meeting of stockholders to order. At the special meeting 4,399,784 shares of Class A common stock were represented in person or by proxy, representing 73.34% of our issued and outstanding shares of Class A common stock on the record date, thereby constituting a quorum. The following proposals were presented to our stockholders at the special meeting: (i) a proposal to sell our four operating subsidiaries pursuant to the Share Purchase Agreement, dated as of April 14, 2000, with Aprilia S.p.A; and (ii) a proposal to amend our Certificate of Incorporation to change our name to "Centerpoint Corporation".

At the special meeting, the holders of 4,399,774 shares of our Class A common stock (representing 73.33% of shares of record) voted in favor of the proposal to sell the our four operating subsidiaries to Aprilia SpA, and the holders of 4,397,314 shares of our Class A common stock (representing 73.31 % of shares of record) voted in favor of the proposal to change our name to "Centerpoint Corporation", thereby approving the proposals.

No holders of shares of Class A common stock voted against the proposal to sell our four operating subsidiaries to Aprilia SpA, and the holders of ten shares abstained with respect to the proposal.

The holders of 2,400 shares of Class A common stock voted against the proposal to change the Company's name to Centerpoint Corporation and no holders of shares abstained from voting with respect to the proposal.

A closing with respect to the sale of the subsidiaries has been scheduled for September 6, 2000.

Agreement with OAM and Trident Rowan to hold a Meeting of Stockholders within 90 days of the closing of the sale of our operating subsidiaries to consider a proposal to liquidate our assets and dissolve the Company

In connection with the execution and delivery of the Share Purchase Agreement described above we agreed with OAM and Trident Rowan by letter dated April 14, 2000 (as amended), that we will, as promptly as practicable after the closing of the sale of the operating subsidiaries, but in no event later than 90 days following the closing, hold a meeting of stockholders to consider and vote upon a proposal to liquidate all our assets and dissolve the Company. All holders of Class A common stock will have an opportunity to vote on the proposal that we be liquidated. However, because OAM owns 58% of the Class A common stock, it can approve the liquidation even if no other stockholders vote in favor of it. Conversely, the liquidation will not be approved unless OAM votes in favor of it. Although OAM and Trident Rowan insisted that we agree to submit a liquidation proposal to our stockholders, OAM is not committed to vote its shares of Class A common stock for the liquidation proposal. It is also possible that OAM, Trident and we may amend the April 14th letter to modify or remove the requirement that we hold a stockholder meeting to consider and vote upon the liquidation proposal.

OAM has advised us that they have not, at this time, decided how they will vote with respect to the liquidation proposal.

During the period between the closing of the sale and the stockholder meeting relating to the liquidation proposal, we intend to seek to find one or more other companies in which to invest proceeds from the sale. If we do so, we may propose the acquisition of, or an investment in, another company or companies as an alternative to liquidation at the stockholder meeting to be called to consider the liquidation proposal.

          Item 7. Exhibits.

                  Exhibit No.               Description of Document

                         10.1 Side Letter dated August 2, 2000 amending and supplementing the Preliminary Share Sale and Purchase Agreement dated as of April 14, 2000 by and between the Company and Aprilia S.p.A.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MOTO GUZZI CORPORATION
                                              (Registrant)

                                              By:     /s/Mark S. Hauser
                                                    ----------------------------
                                                        Mark S. Hauser
                                                        Chairman

         Date:  August 28, 2000

                                  EXHIBIT INDEX


Exhibit Number                        Description                       Page No.
--------------                        -----------                       --------
10.1                   Side  Letter   dated   August  2,  2000
                       amending    and    supplementing    the
                       Preliminary  Share  Sale  and  Purchase
                       Agreement dated as of April 14, 2000 by
                       and  between  the  Company  and Aprilia
                       S.p.A.

                                                                    Exhibit 10.1


                        on the letterhead of Aprilia SpA


Messrs.
Moto Guzzi Corporation
350 Park Avenue
10022 New York, NY  USA

Attn:  Mr. Mark Hauser

Fax No. 001.212.6445757
and registered letter

Noale, August 2nd, 2000

Re:  Moto Guzzi

Gentlemen,

         We refer to the agreement between our companies dated April 14th, 2000 (the "Agreement"). All terms capitalized herein shall have the same meaning as defined in the Agreement.

         With respect to the assessment of the Management Date Financial Statement, after having taken note of the reports of Vendor's Auditor and of Purchaser's Auditor attached hereto as Exhibit 1 and Exhibit 2, and in agreement with you, we have prepared, for all purposes set forth in the Agreement, the Management Date Financial Statement attached hereto as Exhibit 3; Exhibit 4 attached hereto is the reconciliation between: (i) the aggregate net worth and Shareholders' Loans as of December 31st, 1999 and (ii) the aggregate net worth and Shareholders' Loans as of April 30th, 2000. The Management Date Financial Statement attached hereto as Exhibit 3 shall not be subject to challenge and shall be final and binding for Vendor and Purchaser for all purposes set forth in the Agreement.

         1. We acknowledge and accept that Vendor's Auditor and Purchaser's Auditor have agreed that the aggregate net worth of the Subsidiaries as set forth in the Management Date Financial Statement is higher than the aggregate net worth of the Subsidiaries indicated in the Interim Financial Statement. Vendor and Purchaser agree that the aggregate net worth at the Management Date is equal to minus ITL 6.000.000.000 (six billion).

         2. In accordance with article 3.6 of the Agreement the Purchaser shall therefore forthwith pay into the Escrow Account the amount of ITL 7.993.000.000 (seven billion nine hundred ninety three million). In any case with respect to the item "recall campaign" of the Management Date Financial Statement, if, at completion of such recall campaign, the cost sustained by Moto Guzzi SpA less the reimbursements received from insurance companies and Moto Guzzi suppliers shall be lower than ITL 1.824.000.000 (one billion eight hundred twenty four million), than the difference between such cost and ITL 1.824.000.000 (one billion eight hundred twenty four million) shall be paid by Purchaser to Vendor.

         3. We acknowledge and accept that Vendor's Auditor and Purchaser's Auditor have agreed that the Shareholders Loans at the Management Date were equal to ITL 2.074.000.000 (two billion seventy four million), to be reimbursed at the Closing Date in accordance with article 3.4.2 (iv) of the Agreement.

         4.  With respect to the Escrow Agreement we agree to the following:

                           a)  at the  Closing  Date the  Escrow  Fund  shall be
reduced to ITL 9.375.000.000 (nine billion three hundred seventy five million) and the amount of the first tranche of the Escrow Fund indicated in article 5.1
(a) of the Escrow Agreement shall be equal to ITL 7.000.000.000 (seven billion);

                           b)  as soon as practicable after the Closing Date and
before December 31st, 2000 we shall discuss in good faith with you the possibility of an early restitution to Vendor of the first tranche of the Escrow Fund, net of the amount of any claims we agree at that time;

                           c)   immediately  after  the  Closing  Date  we  will
authorise Moto Guzzi SpA to fully co-operate in your efforts to obtain Tax Amnesties and Tax clearance certificates from the fiscal authorities which shall be at your expense. Should such Amnesties and certificates be obtained we will immediately discuss with you in good faith an early restitution of a substantial part of the second tranche of the Escrow Fund.

         5. We will instruct our advisors to make all efforts to organise and effect with your advisors the Closing on or before August 31st, 2000, and in any case the Closing shall take place befoe September 15, 2000.

         In order to avoid the evaluation by the Independent Auditor, kindly confirm to us your acceptance of the above by returning to us, within the close of business today, a faxed copy of this letter signed by you, with all Exhibits duly initialised by you on each page.

         Your sincerely,

                                    Aprilia SpA